Exhibit 99.1

News Release

Investor Contact: Mark Lamb Director – Investor Relations 425/519-4034 markl@onyx.com	For release: 4 p.m. Eastern time April 29, 2003

Onyx Software Announces First Quarter Results
Cost Reductions Position Company for Future Profitability

BELLEVUE, Wash. — April 29, 2003 — Onyx® Software Corp. (Nasdaq: ONXS) announced today final financial results for the first quarter ended March 31, 2003.

Revenue for the first quarter of 2003 was $14.2 million, compared to $14.6 million in the first quarter of 2002. Reported net loss for the first quarter of 2003, including restructuring charges, was $3.4 million, or $0.07 per share, compared with a net loss of $6.6 million, or $0.14 per share in the first quarter of 2002.

Pro forma net loss for the first quarter of 2003, excluding the amortization of intangibles, stock-based compensation expense, restructuring-related costs and impairment of certain assets, was $3.1 million, or $0.06 per share, compared to a pro forma net loss of $3.6 million, or $0.07 per share in the first quarter of 2002 on the same basis. Onyx believes that supplementary disclosure regarding pro forma net loss assists in comparing current operating results with those of past periods. For a reconciliation of pro forma net loss with actual net loss, refer to the financial tables included below in this release.

Total costs and expenses in the first quarter of 2003, excluding the amortization of intangibles, stock-based compensation expense, restructuring-related costs and impairment of certain assets were $17.6 million, including $1.0 million in depreciation.

On March 31, 2003, Onyx Software had $15.0 million in cash and cash equivalents, compared to $19.3 million on December 31, 2002.During the quarter, the company paid $3.6 million on agreements that eliminate excess facilities and remaining severance obligations, and $0.7 million in capital expenditures associated with the move of its corporate headquarters to a new facility.

Business Summary
“We believe that very weak economic conditions and uncertainty brought on by geopolitical events has led customers to defer license purchases,” said Onyx Software Co-Founder and CEO Brent Frei. “While we are hopeful that the future business impact of these factors is short-lived, we believe that the actions we are taking in response will allow Onyx to navigate through this tough business environment, and enjoy future profitability.”

On April 7, 2003, the company announced cost reductions designed to reduce total costs and expenses to the range of $15 million for the second quarter of 2003, excluding the amortization of intangibles, stock-based compensation expense, restructuring-related costs and impairment of certain assets.

“Our strong disappointment with first quarter license revenue is somewhat offset by the quality of global blue chip companies that continue to invest in the Onyx solution, continued strength in our professional services business, and IBM’s recent announcement of Onyx On Demand CRM,” Frei added.

Onyx CRM is the choice of world-class companies and organizations

First quarter 2003 customers came from the targeted verticals of Financial Services, Government and Healthcare, as well as a diverse representation of other industries. Representative new license customers in the first quarter of 2003 included Starbucks Coffee Company, Nuveen Investments, Reed Business Information, Kenworth Mexico, The Highland Council and the State of Illinois. Representative add-on license customers included the State of Georgia, the State of Michigan, Cambridgeshire County Council, and Geisinger Health Plan.

No single customer accounted for more than 10 percent of total revenue in the quarter. Onyx direct sales accounted for 63 percent of license revenue, with the balance sold by partners. Included in partner-generated revenue were several sales to the government sector, including a sale by Fujitsu in the United Kingdom. Onyx partner IBM achieved its first Onyx sale during the quarter to a customer who will deploy Onyx Employee Portal for an Oracle database running on IBM’s AIX UNIX operating system.

Onyx Professional Services saw strong demand. Customers with Professional Services engagements in the quarter included The Regence Group, Kyorin Pharmaceuticals, ASB Bank, United Kingdom lottery operator Camelot, Amway Korea & Australia, Turner Sports, State Street Corporation, Netegrity, and Microsoft. The company anticipates continued strong demand for its Professional Services in Q2 2003.

Onyx Software earns Leader quadrant position in Gartner Midsize CRM Suite Magic Quadrant
Onyx Software achieved Leader placement in Gartner’s Magic Quadrant report on CRM Suites for North America Midsize Businesses (MSB). Gartner defines a midsize business as having annual revenues in the range of $50 million to approximately $500 million, up to 1,000 employees or midsize divisions of large enterprises. The report evaluated and positioned eighteen vendors in the MSB customer relationship management market. Onyx is one of only three CRM vendors included in both the midsize business and large enterprise Magic Quadrant reports and the only vendor of the three to be listed as a leader for MSBs. The recognition follows a showcase of Onyx customer success and innovation at the Gartner CRM Summit on March 4 and the shipment of Onyx Employee Portal 4.5 ahead of schedule on February 19.

Onyx is the choice for innovative Web service-based applications
On March 25, Onyx and IBM announced a new service that makes Onyx enterprise-wide CRM functionality available as an on-demand utility through IBM’s eBusiness On Demand Initiative.

Onyx Software’s Embedded CRM initiative made significant progress in the first quarter of 2003. Embedded CRM is a leading web services-based approach and flexible business model that enables Onyx partners to deliver CRM tailored to specific customer segments and needs. Recent accomplishments of this initiative include:

•	On March 25, IBM announced the selection of Onyx to power its On Demand CRM offering.

•	Reuters is embedding components of Onyx CRM in a new line of desktop products.

•	A major European telecommunications provider will use Onyx to power a new hosted CRM offering for small businesses.

•	Tokyo Electric Power Corporation (TEPCO) has purchased a pilot program for a new hosted CRM offering from Onyx partner NTT Comware. TEPCO’s offering will target small to mid-sized businesses.

“We believe our distribution momentum in embedded CRM partnerships demonstrates our distinct competitive advantage in Web services architecture, speed to deployment, and low cost of operations,” said Brent Frei.

Onyx Employee Portal 4.5 delivers high levels of scalability, web functionality and usability
In the first quarter of 2003, Onyx shipped Onyx Employee Portal (OEP) 4.5 for Microsoft SQL and Oracle. This release delivers a host of new end user features, significant improvements in existing functionality, and a look and feel that achieves new levels of usability, personalization, and core CRM process support. OEP 4.5 is built on Onyx’s component-based, web services architecture that uses XML standards for easy integration with other front- and back-office systems.

“Several years ago we initiated a re-architecture that led to the release of Onyx Employee Portal (OEP) 4.0 in May of last year — establishing our reputation for elegant architecture of unmatched scalability in the CRM arena,” said Frei. “With the delivery of OEP 4.5 in the first quarter of 2003, we believe that our web functionality and usability are now industry leading as well.”

Business Outlook
While the outcome and timing of deals make a wide range of revenue outcomes possible, at this date the company believes it is likely that second quarter revenue will improve relative to first quarter 2003. Total costs and expenses are expected to be in the range of $15 million, depending largely on revenues received.

Earnings Conference Call
Onyx will host a conference call to discuss 2003 first quarter financial results on Tuesday, April 29, 2003 after the market close. The Onyx Software earnings conference call is scheduled to start promptly at 4:30 pm Eastern (1:30 pm Pacific). We suggest that you access the call 10-15 minutes prior to the start time by signing on at http://investor.onyx.com. The call will be archived and available for replay at this same URL for one week. Alternatively, you can participate by phone.

When: Tuesday, April 29, 2003
Time: 4:30 pm (Eastern) / 1:30 pm (Pacific)
Dial-In: 1-800-289-0494
International Dial-In: 1-913-981-5520
Replay: 1-719-457-0820
(available from 7:30 pm ET 4/29/03 through 11:45 pm ET 5/06/03)
Passcode: 784064

About Onyx Software
Onyx Software Corp. (Nasdaq: ONXS), worldwide leader in delivering successful CRM, offers a fast, cost-effective, usable solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental Plans of California, Microsoft Corporation, Mellon Financial Corporation, The Regence

Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement
This press release contains forward-looking statements, including statements about our expected financial results for the second quarter of 2003, our expectations regarding future profitability, the expected continued demand for our professional services organization and the future demand for our Web services platform. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the risk that we do not achieve the financial results that we expect, including the risk that we do not achieve or maintain profitability in future periods, the risk that we do not see the expected continued demand for our professional services offerings, the risk that our Web services platform does not achieve market acceptance and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our annual report on form 10-K for the period ended December 31, 2002. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

*     The Magic Quadrant is copyrighted April 2003, by Gartner, Inc. and is reused with permission. Gartner’s permission to print or reference its Magic Quadrant should not be deemed to be an endorsement of any company or product depicted in the quadrant. The Magic Quadrant is Gartner’s opinion and is an analytical representation of a marketplace at and for a specific time period. It measures vendors against Gartner-defined criteria for a marketplace. The positioning of vendors within a Magic Quadrant is based on the complex interplay of many factors. Gartner does not advise enterprises to select only those firms in the Leaders segment. In some situations, firms in the Visionary, Challenger, or Niche Player segments may be the right match for an enterprise’s requirements. Well-informed vendor selection decisions should rely on more than a Magic Quadrant. Gartner research is intended to be one of many information sources and the reader should not rely solely on the Magic Quadrant for decision-making. Gartner expressly disclaims all warranties, express or implied of fitness of this research for a particular purpose.

Onyx is a registered trademark of Onyx Software in the United States and certain other international jurisdictions.

# FINANCIAL TABLES FOLLOW #

Onyx Software Corporation
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2003	2002

Revenue
License	$2,619	$3,054
Service	11,588	11,561

Total revenue	14,207	14,615
Costs of revenue
Cost of license	285	171
Amortization of acquired technology	84	138
Cost of service	5,435	5,208

Total cost of revenue	5,804	5,517
Gross margin	8,403	9,098
Operating Expenses
Sales and marketing	6,483	5,997
Research and development	3,129	3,953
General and administrative	2,253	2,539
Restructuring and other-related charges	340	2,617
Amortization of acquisition-related intangibles	209	209
Amortization of stock-based compensation	13	87

Total operating expenses	12,427	15,402
Operating loss	(4,024)	(6,304)
Other income (expense), net	9	(373)
Change in fair value of outstanding warrants	242	—

Loss before income taxes	(3,773)	(6,677)
Income tax provision (benefit)	(214)	14
Minority interest in loss of consolidated subsidiary	(157)	(133)

Net loss	$(3,402)	$(6,558)

Basic and diluted net loss per share	$(0.07)	$(0.14)

Shares used in computation of basic and diluted net loss per share	50,790	48,119

Onyx Software Corporation
Supplemental Pro Forma Information:
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2003	2002

Operating loss	$(4,024)	$(6,304)
Adjustments to reconcile operating loss in the financial statements to pro forma operating loss:
Restructuring charges
Facilities	354	2,580
Asset impairments	87	—
Severance	(101)	297
Other	—	(260)

Total restructuring charges	340	2,617
Amortization of acquired technology	84	138
Amortization of acquisition-related intangibles	209	209
Amortization of stock-based compensation	13	87

Pro forma operating loss	$(3,378)	$(3,253)

Net loss	$(3,402)	$(6,558)
Adjustments to reconcile net loss in the financial statements to pro forma net loss:
Restructuring charges
Facilities	354	2,580
Asset impairments	87	—
Severance	(101)	297
Other	—	(260)

Total restructuring charges	340	2,617
Amortization of acquired technology	84	138
Amortization of acquisition-related intangibles	209	209
Amortization of stock-based compensation	13	87
Change in fair value of outstanding warrants	(242)	—
Deferred income tax associated with acquisitions	(71)	(89)

Pro forma net loss	$(3,069)	$(3,596)

Pro forma basic and diluted net loss per share	$(0.06)	$(0.07)

Shares used in computation of pro forma basic and diluted net loss per share	50,790	48,119

Onyx Software Corporation
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2003	2002

Assets
Current Assets:
Cash and cash equivalents (A)	$14,950	$19,279
Accounts receivable, net	11,413	14,408
Prepaid expenses and other current assets	3,235	3,374
Current deferred tax asset	240	273

Total current assets	29,838	37,334
Property and equipment, net	5,874	6,474
Purchased technology, net	170	253
Other intangibles, net	1,252	1,461
Goodwill, net	8,180	8,180
Other assets	978	1,085

Total Assets	$46,292	$54,787

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	1,509	1,484
Salary and benefits payable	1,489	1,675
Accrued liabilities	2,634	3,147
Income taxes payable	712	660
Current portion long-term liabilities	182	180
Current portion of restructuring-related liabilities	8,190	10,224
Deferred revenue	15,466	16,258

Total current liabilities	30,182	33,628
Long-term liabilities	46	77
Long-term restructuring-related liabilities	1,309	2,600
Long-term restructuring-related liabilities – warrants	678	920
Deferred tax liability	426	497
Minority interest in joint venture	78	237
Shareholders’ Equity
Common stock	139,464	139,459
Deferred stock-based compensation	(71)	(84)
Accumulated deficit	(125,463)	(122,061)
Accumulated other comprehensive loss	(357)	(486)

Total shareholders’ equity	13,573	16,828

Total Liabilities and Shareholders’ Equity	$46,292	$54,787

(A)  Includes $3.8 million and $2.2 million in restricted cash as of March 31, 2003 and December 31, 2002, respectively, which was pledged in conjunction with the company’s line of credit and corporate card program.